Exhibit 99.1

Second Sight Completes $5.0 million Private Placement of Common Stock with Gregg Williams, Chairman of the Board of Directors

Los Angeles, CA – August 16, 2018 – Second Sight Medical Products, Inc. (NASDAQ: EYES) (“Second Sight” or “the Company”), a developer, manufacturer and marketer of implantable visual prosthetics that are intended to create an artificial form of useful vision to blind patients, today announced that it has entered into a stock purchase agreement effective August 14, 2018 with entities beneficially owned by Gregg Williams, Chairman of the Board of Directors, for the purchase of 3,225,807 shares of common stock priced at $1.55 per share, the last reported sale price of the common stock on the effective date. This placement of common stock is anticipated to yield gross proceeds of approximately $5,000,000 to the Company. No warrants or discounts were provided and no placement agent or investment banking fees were incurred in connection with this transaction.

This investment provides Second Sight with continued current-year funding to support several important near-term initiatives to:

●	Advance the Orion™ Cortical Visual Prosthesis System (Orion) six person feasibility study being conducted at Ronald Reagan UCLA Medical Center and Baylor College of Medicine;

●	Continue to gather clinical and performance data to support safety and efficacy of Orion;

●	Complete ongoing development of Argus® 2s, the Company’s next-generation externals and seek regulatory approvals; and

●	Advance research in areas such as eye-tracking and object recognition that can be integrated with artificial vision to provide a more interesting and useful experience for users.

“We are delighted to receive this incremental $5 million investment from Gregg Williams, as we advance our initiatives for Orion and Argus 2s. We look forward to reporting on our continued progress,” stated Will McGuire, President and CEO of Second Sight.

“This investment reflects my continued profound confidence in our entire Second Sight team. I am strongly encouraged by the initial results reported from the Orion patient feasibility study as well as the size of the potential addressable market opportunity we have identified. In my view, having five out of five of our initial patients report seeing light from virtually all of the electrodes in the Orion array certainly bodes well for the future. I am also very encouraged that Orion received the FDA’s Breakthrough Device designation, which has allowed us to have efficient and constructive interactions with the FDA. We remain committed to advancing the groundbreaking Orion technology and serving a significant unmet need for the millions of blind individuals worldwide who currently have no treatment available,” said Gregg Williams, Chairman of the Board of Second Sight.

The common stock offered in the private placement has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act and applicable state laws.

This announcement is neither an offer to sell nor a solicitation to buy the foregoing securities, nor shall there be any offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Second Sight

Second Sight Medical Products, Inc. develops, manufactures and markets implantable visual prosthetics that are intended to deliver useful artificial vision to blind individuals. Second Sight has developed, and now manufactures and markets, the Argus® II Retinal Prosthesis System. Development of new hardware and software intended to improve the quality of the vision produced by the Argus system is ongoing. Second Sight is also developing the Orion™ Visual Cortical Prosthesis to potentially restore some vision to individuals who are blind due to many causes other than preventable or treatable conditions. Second Sight’s U.S. headquarters are in Los Angeles, California, and European headquarters are in Lausanne, Switzerland. For more information, please visit www.secondsight.com.

About the Argus II Retinal Prosthesis System

Second Sight's Argus II System provides electrical stimulation that bypasses defunct retinal cells and stimulates remaining viable cells inducing visual perception in individuals with severe to profound retinitis pigmentosa (RP). The Argus II works by converting images captured by a miniature video camera mounted on the patient's glasses into a series of small electrical pulses, which are transmitted wirelessly to an array of electrodes implanted on the surface of the retina. These pulses stimulate the retina's remaining cells, intending to result in the perception of patterns of light in the brain. The patient must learn to interpret these visual patterns, having the potential to regain some visual function. The Argus II is the first artificial retina to receive widespread commercial approval, and is offered at approved centers in Canada, France, Germany, Iran, Italy, Russia, Saudi Arabia, Singapore, South Korea, Spain, Taiwan, Turkey, the United Kingdom, and the United States. Further information on the long-term benefits and risks can be found in the peer reviewed paper at: http://www.sciencedirect.com/science/article/pii/S0161642016305796

About the Orion Visual Cortical Prosthesis System

Like the Argus II, the Orion converts images captured by a miniature video camera mounted on the patient's glasses into a series of small electrical pulses. The Orion is designed to transmit these electrical pulses wirelessly to an array of electrodes implanted on the surface of the visual cortex, intended to result in the perception of patterns of light. By bypassing the retina and optic nerve and directly stimulating the visual cortex, a cortical prosthesis system has the potential to restore useful vision to many more patients than the Argus II, including patients completely blinded due to many reasons, including glaucoma, diabetic retinopathy, or forms of cancer and trauma. The Company is currently conducting a feasibility study in the U.S. at two centers: the Ronald Reagan UCLA Medical Center and Baylor College of Medicine in Houston. No published clinical data is yet available for the Orion.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange and Exchange Act of 1934, as amended, which are intended to be covered by the “safe harbor” created by those sections. All statements in this release that are not based on historical fact are “forward looking statements.” These statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “goal,” or “planned,” “seeks,” “may,” “will,” “expects,” “intends,” “believes,” “should,” and similar expressions, or the negative versions thereof, and which also may be identified by their context. All statements that address operating performance or events or developments that Second Sight expects or anticipates will occur in the future, such as stated objectives or goals, or that are not otherwise historical facts, are forward-looking statements. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report, on Form 10-K, filed on March 20, 2018, our most recent 10-Q, filed on August 7, 2018 and our other reports filed from time to time with the Securities and Exchange Commission. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto, or any change in events, conditions, or circumstances on which any such statement is based.

Investor Relations Contacts:

Institutional Investors

In-Site Communications, Inc.
Lisa Wilson, President
T: 212-452-2793
E: lwilson@insitecony.com
or
Individual Investors
MZ North America
Greg Falesnik, Managing Director
T: 949-385-6449
E: greg.falesnik@mzgroup.us

Media Contacts:
Nobles Global Communications
Laura Nobles or Helen Shik
T: 617-510-4373
E: Laura@noblesgc.com
E: Helen@noblesgc.com